Exhibit 10.12

CLASSIC PIPELINE & GATHERING, LLC

1301 McKinney, Suite 2100

Houston, Texas 77010

(713) 588-8300

May 1, 2014

Classic Hydrocarbons Operating, LLC

1301 McKinney, Suite 2100

Houston, TX 77010

RE:	Water Disposal Agreement

Gentlemen:

Classic Hydrocarbons Operating, LLC (“Producer”) has requested that Classic Pipeline & Gathering, LLC (“Classic”) enter into this agreement with Producer for Classic to dispose of tendered water (salt and / or fresh), including frac flowback water (collectively, the “Produced Water”), from Producer wells in the Contract Area described on Exhibit B attached hereto. This Water Disposal Agreement (this “Agreement”) sets out the terms and conditions under which Produced Water from wells in the Contract Area will be received into Classic’s water gathering system (“Water System”), then transported and injected for disposal into Classic’s water disposal well(s) (“Disposal Wells”) described on Exhibit A.

(1)	Classic will operate and maintain one or more lines, meters and related equipment to measure and transport Producer’s Produced Water from existing wells in the Contract Area . With respect to any future wells to be drilled in the Contract Area, the parties hereby agree to use good faith efforts to agree on terms that are “market”, meaning commonly accepted between parties for similar projects, to install, lay, operate and maintain one or more lines, meters and related equipment to receive, transport and dispose of Producer’s Produced Water from the future wells drilled in the Contract Area. Producer shall be under no obligation to deliver Produced Water, or any specific volume of Produced Water, for disposal by Classic under this Agreement.

(2)	Classic has the right to dispose of non-hazardous oil and gas waste by injection, under the terms and conditions of various Permit(s) to “Dispose of Non-Hazardous Oil and Gas Waste by Injection Into a Porous Formation Not Productive of Oil and Gas” (the “Disposal Well(s)”).

(3)	Producer shall be responsible for all damages resulting to Classic, or any third party, from the operation of the Water System and the transportation of Producer’s Produced Water until delivered into the Water System. All fines, expenses, costs, damages and/or legal fees arising due to damages resulting from or connected in any manner with Producer’s operations and the transportation of Produced Water in Producer’s Water System upstream of the Delivery Point(s) shall be the sole responsibility of Producer.

Classic shall be responsible for all damages resulting to Producer, or any third party, from the operation of Classic’s water transportation lines and the transportation of Producer’s Produced Water after the same Produced Water is delivered the Water System. All fines, expenses, costs, damages and/or legal fees arising due to damages resulting from or connected in any manner with Classic’s operations and the transportation of Produced Water in Classic’s water transportation lines downstream of Classic’s point of receipt from Producer shall be the sole responsibility of Classic.

(4)	Classic shall, at its sole risk, cost and expense, obtain all necessary rights-of-way and easements necessary to effect delivery of the Produced Water at the Delivery Point(s). Classic shall obtain any necessary rights, permissions or authority from the owners of the surface upon which the lines are laid. Additionally, Classic shall acquire any required permits or other approvals from each government agency having the requisite authority to do so, granting Classic the necessary approval to transport the Produced Water to the Disposal Wells.

Classic agrees to comply with all laws, rules, and regulations of governmental authorities having jurisdiction over the operations of Classic under this Agreement. Classic shall use reasonable efforts to obtain and maintain, at its sole cost and expense, any and all permits required to transport and dispose of Producer’s Produced Water under this Agreement.

(5)	In the event the Produced Water delivered for disposal by Producer is found to be of unsuitable quality due to incompatibility and cause plugging, scale or corrosion, or contain suspended solids or basic sediments, gas or any other material which would render harm to the System, or at an inadequate pressure to enter the System, or the quality of the Produced Water does not comply with the terms and conditions of the applicable Permit(s), Classic shall notify Producer, in writing, specifying the nature of the incompatibility. Upon notification, the disposal of Producer’s Produced Water shall cease until such water has been treated and is of acceptable quality, as determined in good faith by Classic. Costs incurred for treating incompatible water shall be paid by Producer.

(6)	The rate of delivery of Producer’s Produced Water must be at a rate not to exceed the capacity of the pipeline and / or the disposal pump and / or any of the Disposal Wells, as reasonably determined solely by Classic, subject to the other limitations set forth in this Agreement.

(7)	Classic agrees to dispose of Producer’s Produced Water delivered to it at the Delivery Point(s) so long as the disposal of Producer’s Produced Water does not interfere with the disposal of third parties’ water contracted for disposal as of the date of this Agreement. Should regulatory or mechanical problems develop with the any Disposal Well or equipment which will prevent disposal of Producer’s Produced Water, upon verbal or written notification to Producer’s field personnel, which shall be given with as much lead time as is reasonable under the applicable circumstances, Producer shall immediately stop delivery of its Produced Water into the Water System until Producer is notified that the problem has been corrected and Classic is ready to resume disposing of Producer’s Produced Water.

(8)	The volume of Producer’s Produced Water delivered pursuant to this Agreement will be measured by a mutually agreed upon positive displacement meter (“Meter”) purchased and installed by Producer at Producer’s expense, and maintained by Classic at Classic’s expense.

The Meter shall be tested, at Classic’s expense, not less than once each six (6) month period during the term of this Agreement. Classic shall give Producer at least five (5) days prior notice of testing so that Producer can have a representative present to witness such test. If, as a result of a test, the Meter is found to be measuring inaccurately, it shall be corrected immediately, at Classic’s expense, to measure accurately. If the Meter is found to have been measuring inaccurately by more than two percent (2%), then the parties shall agree upon any adjustments to be made to volumes delivered for disposal, amounts paid or owed because of the inaccuracy and the time period during which the Meter is believed to have been measuring inaccurately. No adjustments for volumes or payments shall be made if the Meter is found to be inaccurate by two percent (2%) or less.

(9)	Producer agrees to pay Classic a fee of $1.10 per barrel for each barrel (42 US gallons) of Producer’s Produced Water delivered to Classic. Producer will be billed monthly for the volumes of Produced Water delivered to Classic during the preceding month (and for any costs incurred pursuant to Paragraph 5 above), and Producer shall pay the invoice amount within thirty (30) days of Producer’s receipt of the invoice. Payments shall be made to Classic at the address set forth in Paragraph 12 below.

(10)	Producer hereby acknowledges and agrees that upon delivery to Classic, title and ownership to the Produced Water shall pass to Classic. Producer further acknowledges and agrees that Classic may recover oil, condensate and other hydrocarbons (collectively, and without limitation, “Skim Oil”) after assuming title and ownership, and the risk associated therewith, of the Produced Water. Any revenues attributable or related to the recovery and sale of Skim Oil shall be the sole property of Classic, and Producer hereby expressly releases and disclaims any claim to the title and ownership of the Skim Oil or the right to receive any revenue attributed to the sale of the Skim Oil. PRODUCER AGREES TO PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS CLASSIC (ITS AFFILIATES, ALL PRINCIPALS, OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS), AND ITS SUCCESSORS AND ASSIGNS, FROM ANY AND ALL CLAIMS ASSERTED BY THIRD PARTIES, INCLUDING BUT NOT LIMITED TO LESSORS/ROYALTY OWNERS OF LEASES IN WHICH PRODUCER HAS A LEASEHOLD INTEREST AND FROM WHICH PRODUCER HAS DELIVERED VOLUMES OF PRODUCED WATER INTO THE DELIVERY POINT(S_, RESULTING FROM, CAUSED BY OR ANY WAY CONNECTED TO THE SKIM OIL, INCLUDING, WITHOUT LIMITATION, CLASSIC’S TITLE AND OWNERSHIP OF THE SKIM OIL, THE RIGHT TO SELL THE SKIM OIL AND THE RIGHT TO RECEIVE REVENUES DERIVED FROM THE SALE OF THE SKIM OIL.

(11)	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, PRODUCER, ITS SUCCESSORS AND ASSIGNS, HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS CLASSIC (ITS AFFILAITES, ALL PRINCIPALS, OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS) FROM ALL ACTIONS, CAUSES OF ACTION, CLAIMS, LOSSES, COST, EXPENSES (INCLUDING ATTORNEY’S FEES AND EXPERT FEES) BROUGHT AGAINST IT (THEM) BY ANY AND ALL PERSONS, INCLUDING, BUT NOT LIMITED TO, ANY PRIVATE CITIZENS, PERSONS OR ORGANIZATIONS AND ANY AGENCY, BRANCH, OR REPRESENTATIVE OF FEDERAL, STATE OR LOCAL GOVERNMENT, ON ACCOUNT OF ANY PERSONAL INJURY, DISEASE, OR DEATH OR DAMAGE, DESTRUCTION, LOSS OF PROPERTY OR CONTAMINATION OF NATURAL RESOURCES (INCLUDING AIR, SOIL, SURFACE WATER, OR GROUND WATER) RESULTING FROM, ARISING OUT OF LIABILITY CAUSED BY, OR CONNECTED IN ANY MANNER TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION: (i) WITH PRODUCER’S FAILURE TO OBTAIN, OR THE INSUFFICIENCY OF, ANY NECESSARY RIGHTS-OF-WAY AND EASEMENTS, PERMITS OR APPROVALS, (ii) WITH PRODUCER’S CONSTRUCTION, INSTALLATION, MAINTENANCE AND OPERATION OF THE WATER SYSTEM AND THE PRODUCTION, TRANSPORTATION, HANDLING AND/OR DELIVERY OF THE PRODUCED WATER UPSTREAM OF THE DELIVERY POINT(S) AND (iii) ANY ENVIRONMENTAL CONDITION OF, ON OR RESULTING FROM PRODUCER’S PRODUCTION, TRANSPORTATION, HANDLING AND/OR DELIVERY OF THE PRODUCED WATER AT THE DELIVERY POINT(S), INCLUDING, BUT NOT LIMITED TO, THE PRESENCE, DISPOSAL, OR RELEASE OF ANY MATERIAL OF ANY KIND IN ON OR UNDER ANY LANDS, CAUSED BY OR CONNECTED WITH ANY ACTS OR OMISSIONS OF PRODUCER OR PRODUCER’S EMPLOYEES, REPRESENTATIVES OR AGENTS.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, CLASSIC, ITS SUCCESSORS AND ASSIGNS, HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS PRODUCER (ITS AFFILIATES, ALL PRINCIPALS, OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS) FROM ALL ACTIONS, CAUSES OF ACTION, CLAIMS, LOSSES, COST, EXPENSES (INCLUDING ATTORNEY’S FEES AND EXPERT FEES) BROUGHT AGAINST IT (THEM) BY ANY AND ALL PERSONS, INCLUDING, BUT NOT LIMITED TO, ANY PRIVATE CITIZENS, PERSONS OR ORGANIZATIONS AND ANY AGENCY, BRANCH, OR REPRESENTATIVE OF FEDERAL, STATE OR LOCAL GOVERNMENT, ON ACCOUNT OF ANY PERSONAL INJURY, DISEASE, OR DEATH OR DAMAGE, DESTRUCTION, LOSS OF PROPERTY OR CONTAMINATION OF NATURAL RESOURCES (INCLUDING AIR, SOIL, SURFACE WATER, OR GROUND WATER) RESULTING FROM, ARISING OUT OF LIABILITY CAUSED BY, OR CONNECTED IN ANY MANNER: (i) WITH HANDLING AND DISPOSAL OF PRODUCER DELIVERED PRODUCED WATER DOWNSTREAM OF THE DELIVERY POINT AND (ii) ANY ENVIRONMENTAL CONDITION OF, ON OR RESULTING FROM CLASSIC’S OPERATIONS DOWNSTREAM OF THE DELIVERY POINT(S), INCLUDING, BUT NOT LIMITED TO, THE PRESENCE, DISPOSAL, OR RELEASE OF ANY MATERIAL OF ANY KIND AT THE DELIVERY POINT(S) CAUSED BY OR CONNECTED WITH ANY ACTS OR OMISSIONS OF CLASSIC OR CLASSIC’S EMPLOYEES, REPRESENTATIVES OR AGENTS.

(12)	Notices to the parties shall be in writing (unless otherwise specified in this Agreement) and mailed to the addresses stated below. Notices and payments shall be deemed given when deposited with the United States Postal Service in a properly addressed postage paid envelope. Either party may change its address for notice purposes at any time and from time to time during the term hereof, provided that no change of address shall be binding upon the other party until at least thirty (30) days after the date on which such party has received the written notice announcing the change of address.

Classic Hydrocarbons Operating, LLC	Classic Pipeline & Gathering, LLC
1301 McKinney Street, Ste. 2100	1301 McKinney Street, Ste. 2100
Houston, TX 77010	Houston, TX 77010
Attn:	Attn:
Telephone: (713) 588-8300	Telephone: (713) 588-8300
Facsimile: (713) 588-8301	Facsimile: (713) 588-8301
E-mail:	Email:

(13)	The term of this Agreement shall be for three (3) years from and after the Agreed to and Accepted date (below) of this Agreement (“Initial Term”), and year to year thereafter until terminated by either party upon at least one hundred and eighty (180) days advance written notice of termination with such termination to be effective as of the first day of the year following operation of such one hundred and eighty 180 day period.

(14)	Each party hereto represents and warrants that the person executing this Agreement on its behalf has full power and/or authority to bind such party to all terms of this Agreement. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

(15)	This Agreement and all of the terms and conditions thereto shall inure to the benefit of, and be binding upon, all successors and assigns of Classic and Producer. Either party may assign this Agreement, but no assignment shall be effective unless and until the assigning party has given written notice of such assignment to the other party.

(16)	This Agreement shall be governed by the laws of the State of Texas, excluding any conflicts of law principles that would refer to the laws of another jurisdiction.

(17)	This Agreement embodies the entire agreement and understanding of Classic and Producer with respect of the subject matter contained herein. There are no contemporaneous oral agreements, and there are no promises, warranties, covenants or undertakings not set forth in this Agreement. This Agreement supersedes all prior agreements and understandings between Classic and Producer with respect to the subject matter of this Agreement. No amendment, modification, or alteration of the terms of this Agreement, or waiver by Classic or Producer of any failure to satisfy any term or provision contained herein, shall be binding unless it is in writing and duly executed by the party to be charged thereby.

Please indicate your acceptance of the terms and conditions of this Agreement, by signing in the space provided below, and return one executed copy to Classic at the indicated address.

Sincerely,

Classic Pipeline & Gathering, LLC

By:	/s/ Larry R. Forney
Name:	Larry R. Forney
Title:	Chief Operations Officer

ACCEPTED AND AGREED TO AS OF THIS 1ST DAY OF MAY, 2014.

Classic Hydrocarbons Operating, LLC

By:	/s/ John A. Weinzierl
Name:	John A. Weinzierl
Title:	President

CLASSIC PIPELINE & GATHERING, LLC

1301 McKinney, Suite 2100

Houston, Texas 77010

(713) 588-8300

EXHIBIT “A”

DISPOSAL WELL(S)

Chevalier 1 SWD (P18)-Chevalier #1 SWD Inj Pt

Lowe, E L et al 2 SWD (P18)-Lowe, E L et al #2 SWD Inj Pt

Molnar 2 SWD-Molnar 2 SWD Inj Point

Preston Hart 3 SWD (P18)-Preston Hart 3 SWD Wh

Rushing, E O 1 SWD (P18)-Rushing, E O 1 SWD

Taylor, W M 1 SWD (P18)-W. M. Taylor #1 Inj Pt

Weiss et al 3 SWD (P18)-Weiss et al 3 SWD

EXHIBIT “B”

CONTRACT AREA

Lands and leases located in Panola and Shelby Counties. Texas from the following Texas Railroad Commission designated Units.

Texas Railroad Commission designated Units located north of the Sabine River:

Weiner Estate A

Weiner Estate B

Weiner Estate C

Weiner Estate D

Weiner Estate E

Weiner Estate F

Weiner – Micher

Sempra Energy

Frost – Tenaha

Texas Railroad Commission designated Units located south of the Sabine River:

May	Cockrell
Spurlock	Freeman et al
Frost Lumber	Brooks
R&M Farms	J B Price
Oxsheer	J S Price
E.O Rushing	Pickering Lumber
Smith – Price	E L Lowe
David Dunham	Horowitz
W M Taylor	Joaquin
D R Taylor	Hardin – Simmons
Eddins	Jireh
Alice Johnson	Pridgen
Trinity	Batts
Ellington	Rushing
Case	J W Hanson
North Naquin	J S Price B
South Naquin	Gordon – Armstreet
Preston – Hart	Charles Childress
Richards	R W Ellis
Whiddon